As filed with the Securities and Exchange Commission on June 27, 2000
                           Registration No. 333-72405

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            R-TEC TECHNOLOGIES, INC.
               (Exact name of issuer as specified in its charter)

                  New Jersey         2851           22-3615979
               (State or Other (Primary Standard (I.R.S. Employer
             Jurisdiction of Classification Code Identification No.)

                       37 IRONICA ROAD, FLANDERS, NJ 07836
                                 (973) 252-5233
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              BRUCE BRASHEAR, ESQ.
                           BRASHEAR & ASSOCIATES, P.L.
                              926 N.W. 13TH STREET
                           GAINESVILLE, FLORIDA 32601
                                 (352) 336-0800
 (Name, address and telephone number, including area code, of agent for service)

  The Commission is requested to mail signed copies of all orders, notices and communications to:

                              BRUCE BRASHEAR, ESQ.
                           BRASHEAR & ASSOCIATES, P.L.
                              926 N.W. 13TH STREET
                           GAINESVILLE, FLORIDA 32601
                                 (352) 336-0800

Approximate Date of Proposed Sale to the Public: As soon as practicable from time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          DEREGISTRATION OF SECURITIES

Pursuant to Rule 477 of the Securities Act of 1933, as amended, R-Tec Technologies, Inc. (the "Company") hereby files this Post Effective Amendment No. 3 and deregisters the remaining 1,083,181 shares of the Company's Common Stock (i.e., $8,665,448 of the Proposed Maximum Aggregate Offering Price) which were registered with the Securities and Exchange Commission pursuant to the Company's Registration Statement on Form S-1 (File No. 333-72405) and which were not sold pursuant to such Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flanders, State of New Jersey, on June 27, 2000.

R-TEC TECHNOLOGIES, INC.
(Registrant)

        /s/Philip Lacqua
By:________________________
Name:    Philip Lacqua
Title:   President, Treasurer, Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        /s/ Philip Lacqua                        June 27, 2000
By:________________________                 Date:__________________
Name:    Philip Lacqua
Title:   President, Treasurer, Director

        /s/ Nancy Vitolo                         June 27, 2000
By:_______________________                  Date:__________________
Name:    Nancy Vitolo
Title:   Vice-President, Secretary,
         Director


By:_______________________                  Date:__________________
Name:    Shawn Walsh
Title:   Director

        /s/ Damon Palmer                         June 27, 2000
By:_______________________                  Date:___________________
Name:     Damon Palmer
Title:    Director